Exhibit 10.1.1

DEED OF AMENDMENT

to the

SPDR® GOLD TRUST

THIRD AMENDED AND RESTATED

ALLOCATED BULLION ACCOUNT AGREEMENT

dated as of 29 April 2022

between

HSBC Bank PLC

and

The Bank of New York Mellon,

not in its individual capacity, but solely as

Trustee of the SPDR® Gold Trust

(the “Deed of Amendment”)

WHEREAS:

(A)

HSBC Bank plc (“HSBC” or “we” or “us”) and The Bank of New York Mellon, not in its individual capacity, but solely as trustee (the “Trustee”) of SPDR® Gold Trust (the “Trust”) (“you”) entered into the SPDR® Gold Trust Third Amended and Restated Allocated Bullion Account Agreement on 18 August 2020 (the “Agreement”).

(B)

You and we now wish to amend certain aspects of the Agreement, as detailed hereunder, to remove from your representations and warranties your representation that you will not violate the Rules (as defined in the Agreement).

Accordingly, in consideration of the mutual agreements contained in this Deed of Amendment, the parties agree as follows:

1.	Amendments

Effective as of the date of this Deed of Amendment the following amendments shall be made to the Agreement:

1.1	Clause 2.6 (Access) shall be amended by deleting the final sentence in that clause and replacing it with the following new sentence:

“To the extent that our activities under this Agreement are relevant to the preparation of the filings required of the Trust under the securities laws of the United States, (a) we shall, to the extent permitted by applicable law, the Rules or applicable regulatory authority, cooperate with you and the Sponsor and your and the Sponsor’s representatives to provide such information concerning our activities as may be necessary for such filings to be completed, and (b) if we are not permitted to cooperate due the Rules, we shall promptly provide you with the reasons for not being able to cooperate.”

1.2	Clause 3.2 (Power to amend procedure) shall be deleted in its entirety and replaced with the following:

“We may amend our procedure for the transfer of Bullion into your Allocated Account or impose additional procedures therefor upon your and the Sponsor’s prior written consent, provided that we may make any such amendment or imposition without such consent where such amendment or imposition is required by a change in applicable law or, provided that we are acting in good faith and in a commercially reasonable manner and such amendment or imposition does not have a material adverse impact on you, the Rules. We will notify you within a commercially reasonable time before we amend our procedures or impose additional ones in relation to the transfer of Bullion, and in doing so we will consider your needs to communicate any such change to Participants and others.”

1.3	Clause 4.2 (Power to amend procedure) shall be deleted in its entirety and replaced with the following:

“We may amend our procedure for the withdrawal of Bullion from your Account Balance or impose additional procedures therefor upon your and the Sponsor’s prior written consent, provided that we may make any such amendment or imposition without such consent where such amendment or imposition is required by a change in applicable law or, provided that we are acting in good faith and in a commercially reasonable manner and such amendment or imposition does not have a material adverse impact on you, the Rules. We will notify you within a commercially reasonable time before we amend our procedures or impose additional ones in relation to the withdrawal of Bullion, and in doing so we will consider your needs to communicate any such change to Participants and others.”

1.4	Clause 4.4 (Physical withdrawals of Bullion) shall be amended by deleting the sixth (6th) sentence in that clause and replacing it with the following new sentence:

“Anything in this Agreement to the contrary notwithstanding, and without limiting your right to withdraw Bullion physically, (a) we shall not be obliged to effect any requested delivery if, in our commercially reasonable opinion, this would cause us or our agents to be in breach of the Rules or other applicable law, court order or regulation, the costs incurred would be excessive or delivery is impracticable for any reason, and (b) in the case of a breach of the Rules, we shall promptly provide you with the reasons for not being able to effect the requested delivery.”

1.5	Clause 5.4 (Refusal to execute) shall be amended by adding immediately after the first (1st) sentence in that clause the following new sentence:

“In the case of being contrary to the Rules, we shall promptly provide you with the reasons for not being able to execute the instructions.”

1.6	Clause 7.4 (Location of Bullion) shall be amended by deleting the final sentence in that clause and replacing it with the following new sentence:

“We agree that all delivery and packing shall be in accordance with applicable industry standards, the Rules and LBMA good market practices, and if there is a change in the delivery or packing due to a change in the Rules, we shall promptly provide you with the reasons for the change.”

1.7	Clause 7.5 (Replacement of Bullion) shall be amended by adding immediately after the final sentence in that clause the following new sentence:

“If there is a change in compliance due to a change in the Rules, we shall promptly provide you with the reasons for the change.”

1.8	Clause 9.1(d) (Your Representations) shall be amended by deleting the words “the Rules,” from that clause.

1.9	Clause 12.4 (Force majeure) shall be amended by adding immediately after the final sentence in that clause the following new sentence:

“We shall promptly provide you with the reasons for such delay in performance, or non-performance.”

2.	Miscellaneous

2.1.

Except as specifically amended by this Deed of Amendment, the Agreement will continue in full force and effect and this Deed of Amendment will not be construed as a waiver of existing rights under the Agreement.

2.2.

From and after the effective date of this Deed of Amendment, all references in the Agreement to “this Agreement” (or words or phrases of a similar meaning) will be deemed to be references to the Agreement, as amended by this Deed of Amendment.

2.3.

This Deed of Amendment supersedes any provisions in the Agreement (as such provisions exist assuming this Deed of Amendment were not effective) which conflict with the provisions of this Deed of Amendment.

2.4.	All capitalised terms used in this Deed of Amendment but not defined herein will have the meanings set forth in the Agreement.

2.5.	This Deed of Amendment and any non-contractual obligation or other matter arising out of, or in connection with, it shall be governed by and construed in accordance with English law.

IN WITNESS WHEREOF this Deed of Amendment has been executed and delivered as a deed by each party to this Deed of Amendment in each relevant capacity described above in the manner described therein the day and year first before written.

Signed as a deed on behalf of HSBC BANK PLC By:

Signature:	/s/ Timothy J. Brown
Name: Timothy J. Brown
Title: Head of Financial Exposure Centre Markets & Securities

In the presence of: Name: Adam Braid
Signature:	/s/ Adam Braid
Address: 8 Canada Square London E14 5HQ, United Kingdom
Occupation: Commodities Business Manager

Signed as a deed on behalf of THE BANK OF NEW YORK MELLON, not in its individual capacity, but solely as Trustee of the SPDR® Gold Trust, By:

Signature:	/s/ Michael Spates
Name: Michael Spates
Title: Vice President

In the presence of: Name: Sarah Fisher
Signature:	/s/ Sarah Fisher
Address: The Bank of New York Mellon
Occupation: Relationship Manager

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